EXHIBIT 99

Public Service Enterprise Group 80 Park Plaza Newark, NJ 07102

CONTACTS
Investor Relations:	Media Relations:
973-430-6565	973-430-5924
Carlotta.Chan@pseg.com	Marijke.Shugrue@pseg.com

PSEG ANNOUNCES 2021 FIRST QUARTER RESULTS

$1.28 PER SHARE OF NET INCOME

NON-GAAP OPERATING EARNINGS OF $1.28 PER SHARE

Re-Affirms Non-GAAP 2021 Operating Earnings Guidance of $3.35 - $3.55 per Share

BPU Extends $10/MWh Zero Emission Certificates for Three NJ Nuclear Units to May 2025

Progress on Strategic Alternatives Yields Sale of Solar Source Portfolio

(May 5, 2021 – Newark, NJ) Public Service Enterprise Group (NYSE: PEG) reported Net Income for the first quarter of 2021 of $648 million, or $1.28 per share as compared to Net Income of $448 million, or $0.88 per share, in the first quarter of 2020. Non-GAAP Operating Earnings for the first quarter of 2021 were $650 million, or $1.28 per share, compared to non-GAAP Operating Earnings for the first quarter of 2020 of $520 million, or $1.03 per share. Non-GAAP results for the first quarter exclude items shown in Attachments 7 and 8.

Ralph Izzo, chairman, president and chief executive officer said, “We are off to a solid start in 2021 and well positioned to execute on our financial and strategic goals during the balance of the year. With the majority of our nearly $2 billion of Clean Energy Future programs having moved from approval to execution, PSE&G is helping to advance the decarbonization of New Jersey in a sizable and equitable way. The recent Biden Infrastructure proposal focusing on climate action contains several encouraging signals supporting offshore wind, existing nuclear generation, and electrification of transportation, all aligned with PSEG’s business plan. PSEG strongly supports a national approach to accelerate economy-wide, net-zero emissions even sooner than 2050, in a constructive manner that expands green jobs by investing in clean energy infrastructure.

The New Jersey Board of Public Utilities’ (BPU) April 27 decision to award our three New Jersey nuclear units a continuation of the full $10 per MWh Zero Emission Certificate through May 2025 will similarly advance climate action in New Jersey by recognizing nuclear’s reliability, resiliency and environmental benefits and help to preserve the state’s largest carbon-free generating resource. We applaud the BPU for its decision – which we believe is in the best interests of the state of New Jersey and its ability to achieve its long-term clean energy goals. PSEG Power has also made progress on the exploration of strategic alternatives for its fossil and solar generating fleet. PSEG has entered into an agreement to sell its 467 MWDC Solar Source portfolio to an affiliate of LS Power. The solar sale is expected to close in the second or third quarter of 2021, subject to customary regulatory and other closing conditions. PSEG Power is continuing the exploration of strategic alternatives for its fossil generating fleet, and currently anticipates reaching the contract stage around mid-year. With over a decade of capital allocation directed mainly toward PSE&G, PSEG today is primarily a regulated electric and gas utility, and these transactions will move us even further in that direction. PSEG’s remaining generating business will consist of a carbon-free nuclear fleet, and regional offshore wind investments that will be highly contracted.

The COVID-19 pandemic and its economic dislocations continue to impact the New Jersey economy. The large contribution of the Transmission and Residential electric and gas segments to our overall sales mix, as well as a supportive regulatory order that authorizes deferral of certain COVID-19 related costs for future recovery, have had a stabilizing effect on the margins of our utility business. New Jersey has been successful in vaccinating nearly half its population with at least one dose of the available vaccines, and we are hopeful that the remaining restrictions on economic activity will continue to ease in the near term.”

The following table provides a reconciliation of PSEG’s Net Income to non-GAAP Operating Earnings for the first quarter. See Attachments 7 and 8 for a complete list of items excluded from Net Income in the determination of non-GAAP Operating Earnings.

PSEG CONSOLIDATED RESULTS (unaudited)

First Quarter Comparative Results

2021 and 2020

	Income ($ millions)		Diluted Earnings Per Share
	2021	2020	2021	2020
Net Income	$648	$448	$1.28	$0.88
Reconciling Items	2	72	—	0.15

Non-GAAP Operating Earnings	$650	$520	$1.28	$1.03

		Avg. Shares	507M	507M

Ralph Izzo added, “We are re-affirming non-GAAP Operating Earnings guidance for full-year 2021 of $3.35 - $3.55 per share. This affirmation assumes normal weather and plant operations for the remainder of the year and incorporates the Conservation Incentive Programs that begin in June for electric and in October for gas to cover variations in revenue due to energy efficiency and other impacts. We are on track to execute PSEG’s five-year, $14 billion to $16 billion capital plan through 2025 and have the financial strength to fund it without the need to issue new equity. Over 90% of this capital program is directed to PSE&G, which is expected to produce 6.5% to 8% compound annual growth in rate base over the 2021 – 2025 period.”

The following table outlines PSEG’s expectations for non-GAAP Operating Earnings in 2021 by subsidiary:

2021 Non-GAAP Operating Earnings Guidance

($ millions, except EPS)

2021E
PSE&G	$1,410 - $1,470
PSEG Power	$280 - $370
PSEG Enterprise/Other	($15)
Non-GAAP Operating Earnings	$1,700 - $1,800
Non-GAAP Operating EPS	$3.35 - $3.55

E = Estimate

Results and Outlook by Operating Subsidiary

PSE&G

Public Service Electric & Gas

First Quarter 2021 and 2020 Comparative Results

($ millions, except EPS)

PSE&G	1Q 2021	1Q 2020	Q/Q Change
Net Income	$477	$440	$37
Earnings Per Share	$0.94	$0.87	$0.07

PSE&G reported Net Income of $477 million ($0.94 per share) for the first quarter of 2021 compared with Net Income of $440 million ($0.87 per share) for the first quarter of 2020.

PSE&G’s first quarter 2021 results improved by $0.07 per share driven by revenue growth from ongoing capital investment programs, favorable pension/OPEB results and higher electric weather normalized Residential volume. Transmission rate base added $0.02 per share to first quarter Net Income compared to the first quarter of 2020. Gas margin improved by $0.03 per share over last year’s first quarter, driven by the scheduled recovery of investments made under the second phase of the Gas System Modernization Program. Electric margin was $0.01 per share favorable compared to the first quarter of 2020 on higher weather normalized Residential volume. O&M expense was $0.02 per share unfavorable compared with first quarter 2020, reflecting higher costs from several February snowstorms. Depreciation increased by $0.01 per share reflecting higher plant in service. Distribution-related pension expense was $0.02 per share favorable compared to first quarter 2020. Flow through taxes and other were $0.02 per share favorable compared to first quarter 2020. This benefit is due to the use of an annual effective tax rate that will reverse over the remainder of the year, and was partly offset by the timing of taxes related to bad debt expense.

Winter weather, as measured by heating degree-days, was 4% milder than normal but was 18% colder than the mild winter experienced in first quarter 2020. For the trailing 12-months ended March 31, total weather-normalized sales reflect the expected higher Residential and lower Commercial and Industrial sales observed in 2020 due to the economic impacts of COVID-19. Total Electric sales declined by 2% while Gas sales increased by approximately 1%. Residential customer growth for Electric and Gas remained positive during the period.

PSE&G invested approximately $0.6 billion in the first quarter and is on track to fully execute on its planned 2021 capital investment program of $2.7 billion. The 2021 capital spending program will include infrastructure upgrades to its transmission and distribution facilities, as well as the rollout of the Clean Energy Future investments in energy efficiency, energy cloud (smart meters) and electric vehicle charging infrastructure.

PSE&G’s forecast of Net Income for 2021 is unchanged at $1,410 million - $1,470 million.

PSEG Power

First Quarter 2021 and 2020 Comparative Results

($ millions, except EPS)

PSEG Power	1Q 2021	1Q 2020	Q/Q Change
Net Income	$161	$13	$148
Earnings Per Share (EPS)	$0.32	$0.02	$0.30
Non-GAAP Operating Earnings	$163	$85	$78
Non-GAAP EPS	$0.32	$0.17	$0.15
Non-GAAP Adjusted EBITDA	$321	$201	$120

PSEG Power reported Net Income of $161 million ($0.32 per share) for the first quarter of 2021, non-GAAP Operating Earnings of $163 million ($0.32 per share), and non-GAAP Adjusted EBITDA of $321 million. This compares to first quarter 2020 Net Income of $13 million, non-GAAP Operating Earnings of $85 million and non-GAAP Adjusted EBITDA of $201 million.

PSEG Power’s first quarter results benefited from expected margin improvement in capacity and other items associated with a favorable weather comparison to the first quarter of 2020, as well as certain other items expected to reverse in subsequent quarters. A scheduled improvement in PJM capacity revenue improved non-GAAP Operating Earnings comparisons by $0.03 per share compared with Q1 2020. Higher generation output for the quarter added $0.01 per share from the absence of the unplanned Salem 1 outage in first quarter of 2020. Favorable market conditions, influenced by February’s cold weather, increased results by $0.03 per share, as the expected $2/MWh average decline in recontracting will become more pronounced in future quarters. The weather-related improvement in total gas send-out to Commercial and Industrial customers increased results by $0.04 per share. This increase in gas operations is expected to reverse later in the year due to the absence in 2021 of a one-time benefit recognized in the third quarter of 2020. Lower O&M expense was $0.03 per share favorable in the quarter, reflecting the absence of first quarter outages at Bergen 2 and Salem Unit 1 in 2020. Lower depreciation and lower interest expense combined to improve comparisons by $0.01 per share versus the year-ago quarter.

Generation output increased by just under 1% to total 13.3 TWh, reflecting the absence of a month-long unplanned outage experienced at Salem Unit 1 during the first quarter 2020. PSEG Power’s CCGT fleet produced 4.7 TWh, down 8%, reflecting lower market demand. The nuclear fleet produced 8.2 TWh, up 3%, and operated at a capacity factor of 98.8% for the first quarter, representing 62% of total generation. PSEG Power is forecasting generation output of 36 to 38 TWh for the three remaining quarters of 2021, and has hedged approximately 95% - 100% of production at an average price of $30 per MWh.

The forecast of PSEG Power’s non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA for 2021 remain unchanged at $280 million - $370 million, and $850 million - $950 million, respectively.

PSEG Enterprise/Other

PSEG Enterprise/Other reported Net Income of $10 million, $0.02 per share, for the first quarter of 2021 compared to a Net Loss of $5 million, $(0.01) per share, for the first quarter of 2020. The increase was driven by higher tax benefits recorded in the first quarter of 2021 due to the use of an annual effective tax rate that will reverse over the remainder of the year, as well as interest income associated with a prior IRS audit settlement.

For 2021, the forecast for PSEG Enterprise/Other remains unchanged at a Net Loss of $15 million.

###

Public Service Enterprise Group Inc. (PSEG) (NYSE: PEG) is a publicly traded diversified energy company with approximately 13,000 employees. Headquartered in Newark, N.J., PSEG’s principal operating subsidiaries are: Public Service Electric and Gas Co. (PSE&G), PSEG Power and PSEG Long Island. PSEG is a Fortune 500 company included in the S&P 500 Index and has been named to the Dow Jones Sustainability Index for North America for 13 consecutive years (https://corporate.pseg.com).

Non-GAAP Financial Measures

Management uses non-GAAP Operating Earnings in its internal analysis, and in communications with investors and analysts, as a consistent measure for comparing PSEG’s financial performance to previous financial results. Non-GAAP Operating Earnings exclude the impact of returns (losses) associated with the Nuclear Decommissioning Trust (NDT), Mark-to-Market (MTM) accounting and material one-time items.

Management believes the presentation of non-GAAP Adjusted EBITDA for PSEG Power is useful to investors and other users of our financial statements in evaluating operating performance because it provides them with an additional tool to compare business performance across companies and across periods. Management also believes that non-GAAP Adjusted EBITDA is widely used by investors to measure operating performance without regard to items such as income tax expense, interest expense and depreciation and amortization, which can vary substantially from company to company depending upon, among other things, the book value of assets, capital structure and whether assets were constructed or acquired. Non-GAAP Adjusted EBITDA also allows investors and other users to assess the underlying financial performance of our fleet before management’s decision to deploy capital. Non-GAAP Adjusted EBITDA excludes the same items as our non-GAAP Operating Earnings measure as well as income tax expense, interest expense and depreciation and amortization.

See Attachments 7 and 8 for a complete list of items excluded from Net Income in the determination of non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA. The presentation of non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA is intended to complement, and should not be considered an alternative to the presentation of Net Income, which is an indicator of financial performance determined in accordance with GAAP. In addition, non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA as presented in this release may not be comparable to similarly titled measures used by other companies.

Due to the forward looking nature of non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA guidance, PSEG is unable to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measure. Management is unable to project certain reconciling items, in particular MTM and NDT gains (losses), for future periods due to market volatility.

Forward-Looking Statements

Certain of the matters discussed in this report about our and our subsidiaries’ future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences and all other statements that are not purely historical constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward- looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. When used herein, the words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward- looking statements made by us herein are discussed in filings we make with the United States Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K. These factors include, but are not limited to:

•	any inability to successfully develop, obtain regulatory approval for, or construct generation, transmission and distribution projects;

•	lack of growth or slower growth in the number of customers or the failure of our Conservation Incentive Program to fully address a decline in customer demand;

•

any equipment failures, accidents, severe weather events, acts of war or terrorism or other incidents, including pandemics such as the ongoing coronavirus pandemic, that may impact our ability to provide safe and reliable service to our customers;

•	any inability to recover the carrying amount of our long-lived assets;

•	any inability to maintain sufficient liquidity;

•	the impact of cybersecurity attacks or intrusions;

•	the impact of the ongoing coronavirus pandemic;

•	the impact of our covenants in our debt instruments on our operations;

•	adverse performance of our nuclear decommissioning and defined benefit plan trust fund investments and changes in funding requirements;

•	risks associated with the timeline and ultimate outcome of our exploration of strategic alternatives relating to PSEG Power’s non-nuclear generating fleet;

•

the failure to complete, or delays in completing, our proposed investment in the Ocean Wind offshore wind project, or following the completion of our initial investment in the project, the failure to realize the anticipated strategic and financial benefits of the project;

•	fluctuations in wholesale power and natural gas markets, including the potential impacts on the economic viability of our generation units;

•	our ability to obtain adequate fuel supply;

•	market risks impacting the operation of our generating stations;

•	changes in technology related to energy generation, distribution and consumption and changes in customer usage patterns;

•	third-party credit risk relating to our sale of generation output and purchase of fuel;

•	any inability of PSEG Power to meet its commitments under forward sale obligations;

•	reliance on transmission facilities to maintain adequate transmission capacity for our power generation fleet;

•	the impact of changes in state and federal legislation and regulations on our business, including PSE&G’s ability to recover costs and earn returns on authorized investments;

•	PSE&G’s proposed investment programs may not be fully approved by regulators and its capital investment may be lower than planned;

•

the absence of a long-term legislative or other solution for our New Jersey nuclear plants that sufficiently values them for their carbon-free, fuel diversity and resilience attributes, or the impact of the current or subsequent payments for such attributes being materially adversely modified through legal proceedings;

•	adverse changes in energy industry laws, policies and regulations, including market structures and transmission planning and transmission returns;

•

risks associated with our ownership and operation of nuclear facilities, including regulatory risks, such as compliance with the Atomic Energy Act and trade control, environmental and other regulations, as well as financial, environmental and health and safety risks;

•	changes in federal and state environmental regulations and enforcement; and

•	delays in receipt of, or an inability to receive, necessary licenses and permits.

All of the forward-looking statements made in this report are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward- looking statements made in this report apply only as of the date of this report. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws.

The forward-looking statements contained in this report are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

From time to time, PSEG, PSE&G and PSEG Power release important information via postings on their corporate Investor Relations website at https://investor.pseg.com. Investors and other interested parties are encouraged to visit the Investor Relations website to review new postings. You can sign up for automatic email alerts regarding new postings at the bottom of the webpage at https://investor.pseg.com.

Attachment 1

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidating Statements of Operations

(Unaudited, $ millions, except per share data)

	Three Months Ended March 31, 2021

	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$2,889	$(351)	$2,073	$1,167

OPERATING EXPENSES
Energy Costs	1,029	(502)	849	682
Operation and Maintenance	778	132	424	222
Depreciation and Amortization	341	8	241	92

Total Operating Expenses	2,148	(362)	1,514	996

OPERATING INCOME	741	11	559	171

Income from Equity Method Investments	3	—	—	3
Net Gains (Losses) on Trust Investments	60	1	1	58
Other Income (Deductions)	25	1	28	(4)
Non-Operating Pension and OPEB Credits (Costs)	82	4	66	12
Interest Expense	(146)	(21)	(98)	(27)

INCOME (LOSS) BEFORE INCOME TAXES	765	(4)	556	213

Income Tax Benefit (Expense)	(117)	14	(79)	(52)

NET INCOME	$648	$10	$477	$161

Reconciling Items Excluded from Net Income (b)	2	—	—	2

OPERATING EARNINGS (non-GAAP)	$650	$10	$477	$163

Earnings Per Share
NET INCOME	$1.28	$0.02	$0.94	$0.32

Reconciling Items Excluded from Net Income (b)	—	—	—	—

OPERATING EARNINGS (non-GAAP)	$1.28	$0.02	$0.94	$0.32

	Three Months Ended March 31, 2020

	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$2,781	$(322)	$1,883	$1,220

OPERATING EXPENSES
Energy Costs	906	(478)	708	676
Operation and Maintenance	754	127	386	241
Depreciation and Amortization	324	8	222	94

Total Operating Expenses	1,984	(343)	1,316	1,011

OPERATING INCOME	797	21	567	209

Income from Equity Method Investments	3	—	—	3
Net Gains (Losses) on Trust Investments	(221)	(1)	—	(220)
Other Income (Deductions)	4	—	27	(23)
Non-Operating Pension and OPEB Credits (Costs)	62	3	51	8
Interest Expense	(153)	(23)	(96)	(34)

INCOME (LOSS) BEFORE INCOME TAXES	492	—	549	(57)

Income Tax Benefit (Expense)	(44)	(5)	(109)	70

NET INCOME (LOSS)	$448	$(5)	$440	$13

Reconciling Items Excluded from Net Income (Loss) (b)	72	—	—	72

OPERATING EARNINGS (non-GAAP)	$520	$(5)	$440	$85

Earnings Per Share
NET INCOME (LOSS)	$0.88	$(0.01)	$0.87	$0.02

Reconciling Items Excluded from Net Income (Loss) (b)	0.15	—	—	0.15

OPERATING EARNINGS (non-GAAP)	$1.03	$(0.01)	$0.87	$0.17

(a)	Includes activities at Energy Holdings, PSEG Long Island and the Parent as well as intercompany eliminations.
(b)	See Attachments 7 and 8 for details of items excluded from Net Income to compute Operating Earnings (non-GAAP).

Attachment 2

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Capitalization Schedule

(Unaudited, $ millions)

	March 31, 2021	December 31, 2020
DEBT
Commercial Paper and Loans	$665	$1,063
Long-Term Debt*	16,775	16,180

Total Debt	17,440	17,243

STOCKHOLDERS’ EQUITY
Common Stock	5,013	5,031
Treasury Stock	(902)	(861)
Retained Earnings	12,708	12,318
Accumulated Other Comprehensive Loss	(542)	(504)

Total Stockholders’ Equity	16,277	15,984

Total Capitalization	$33,717	$33,227

*	Includes current portion of Long-Term Debt.

     Attachment 3

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, $ millions)

	Three Months Ended March 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$648	$448
Adjustments to Reconcile Net Income to Net Cash Flows From Operating Activities	379	705

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	1,027	1,153

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(624)	(724)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(134)	237

Net Change in Cash, Cash Equivalents and Restricted Cash	269	666
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	572	176

Cash, Cash Equivalents and Restricted Cash at End of Period	$841	$842

     Attachment 4

PUBLIC SERVICE ELECTRIC & GAS COMPANY

Retail Sales

(Unaudited)

March 31, 2021

Electric Sales

Sales (millions kWh)	Three Months Ended	Change vs. 2020
Residential	3,266	14%
Commercial & Industrial	6,268	(3%)
Other	99	0%

Total	9,633	2%

Gas Sold and Transported

Sales (millions therms)	Three Months Ended	Change vs. 2020
Firm Sales
Residential Sales	741	18%
Commercial & Industrial	470	14%

Total Firm Sales	1,211	17%

Non-Firm Sales*
Commercial & Industrial	280	45%

Total Non-Firm Sales	280

Total Sales	1,491	21%

*	Contract Service Gas rate included in non-firm sales

Weather Data*

	Three Months Ended	Change vs. 2020
Degree Days - Actual	2,445	18%
Degree Days - Normal	2,536

*

Winter weather as defined by heating degree days (HDD) to serve as a measure for the need for heating. For each day, HDD is calculated as HDD = 65°F – the average hourly daily temperature. The measures use data provided by the National Oceanic and Atmospheric Administration based on readings from Newark Airport. Comparisons to normal are based on twenty-years of historic data.

Attachment 5

PSEG POWER LLC

Generation Measures(1)

(Unaudited)

	GWhr Breakdown

	Three Months Ended March 31,
	2021	2020
Nuclear - NJ	5,351	5,102
Nuclear - PA	2,894	2,933

Total Nuclear	8,245	8,035

Fossil - Natural Gas - NJ	1,783	1,981
Fossil - Natural Gas - NY	981	1,023
Fossil - Natural Gas - MD	1,009	1,194
Fossil - Natural Gas - CT	991	952

Total Natural Gas(2)	4,764	5,150

Fossil - Coal	248	(7)

	13,257	13,178

	% Generation by Fuel Type

	Three Months Ended March 31,
	2021	2020
Nuclear - NJ	40%	39%
Nuclear - PA	22%	22%

Total Nuclear	62%	61%

Fossil - Natural Gas - NJ	13%	15%
Fossil - Natural Gas - NY	7%	8%
Fossil - Natural Gas - MD	8%	9%
Fossil - Natural Gas - CT	8%	7%

Total Natural Gas(2)	36%	39%

Fossil - Coal	2%	0%

	100%	100%

(1)	Indicates Period Net Generation; negative value reflects more GWh required to operate plants than were generated. Excludes Solar and Kalaeloa.
(2)	Includes several units that are dual fuel for oil.

Attachment 6

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Statistical Measures

(Unaudited)

	Three Months Ended March 31,

	2021	2020
Weighted Average Common Shares Outstanding (millions)
Basic	504	504
Diluted	507	507
Stock Price at End of Period	$60.21	$44.91
Dividends Paid per Share of Common Stock	$0.51	$0.49
Dividend Yield	3.4%	4.4%
Book Value per Common Share	$32.33	$30.28
Market Price as a Percent of Book Value	186%	148%

Attachment 7

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidated Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended March 31,
	2021	2020
	($ millions, Unaudited)
Net Income	$648	$448
(Gain) Loss on Nuclear Decommissioning Trust (NDT) Fund Related Activity, pre-tax (PSEG Power)	(55)	219
(Gain) Loss on Mark-to-Market (MTM), pre-tax (a) (PSEG Power)	47	(107)
Oil Lower of Cost or Market (LOCOM) adjustment, pre-tax (PSEG Power)	—	20
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(b)	10	(60)

Operating Earnings (non-GAAP)	$650	$520

PSEG Fully Diluted Average Shares Outstanding (in millions)	507	507

	($ Per Share Impact - Diluted, Unaudited)
Net Income	$1.28	$0.88
(Gain) Loss on NDT Fund Related Activity, pre-tax (PSEG Power)	(0.11)	0.44
(Gain) Loss on MTM, pre-tax (a) (PSEG Power)	0.09	(0.21)
Oil LOCOM adjustment, pre-tax (PSEG Power)	—	0.04
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(b)	0.02	(0.12)

Operating Earnings (non-GAAP)	$1.28	$1.03

(a)	Includes the financial impact from positions with forward delivery months.
(b)	Income tax effect calculated at the statutory rate except for NDT related activity which is calculated at the statutory rate plus a 20% tax on income (loss) from qualified NDT funds.

Attachment 8

PSEG Power Operating Earnings (non-GAAP) and Adjusted EBITDA (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended March 31,
	2021	2020
	($ millions, Unaudited)
Net Income	$161	$13
(Gain) Loss on NDT Fund Related Activity, pre-tax	(55)	219
(Gain) Loss on MTM, pre-tax (a)	47	(107)
Oil LOCOM adjustment, pre-tax	—	20
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(b)	10	(60)

Operating Earnings (non-GAAP)	$163	$85
Depreciation and Amortization, pre-tax (c)	90	93
Interest Expense, pre-tax (c) (d)	26	33
Income Taxes (c)	42	(10)

Adjusted EBITDA (non-GAAP)	$321	$201

PSEG Fully Diluted Average Shares Outstanding (in millions)	507	507

(a)	Includes the financial impact from positions with forward delivery months.
(b)	Income tax effect calculated at the statutory rate except for NDT related activity which is calculated at the statutory rate plus a 20% tax on income (loss) from qualified NDT funds.
(c)	Excludes amounts related to Operating Earnings (non-GAAP) reconciling items.
(d)	Net of capitalized interest.